                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement                         [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement                               Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12


                         Platinum Software Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                          PLATINUM SOFTWARE CORPORATION
                              195 Technology Drive
                          Irvine, California 92618-2402

                                 [PLATINUM LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                    --------

                            TO BE HELD APRIL 29, 1999

TO THE STOCKHOLDERS:


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Platinum Software Corporation (the "Company"), a Delaware corporation, will be held on Thursday, April 29, 1999 at 9:00 a.m., Pacific Time, at the offices of the Company located at 195 Technology Drive, Irvine, California 92618-2402, telephone number (949) 453-4000, for the following purposes:


                  1. To elect five (5) directors to serve until the next annual meeting of stockholders or until their successors are elected and qualified.

                  2. To approve an amendment to the Company's Certificate of Incorporation to change the Company's name to Epicor Software Corporation.

                  3. To approve the Company's 1999 Nonqualified Stock Option Plan, which provides for the grant of nonqualified stock options with respect to an aggregate of 2,000,000 shares of Common Stock of the Company to officers, directors, and employees of the Company as well as consultants to the Company.

                  4. To approve an amendment to the Company's Employee Stock Purchase Plan to increase the authorized number of shares of Common Stock reserved for issuance by 550,000 shares.

                  5. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1999.

                  6. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         Only stockholders of record at the close of business on March 16, 1999 are entitled to notice of and to vote at the meeting.

         All stockholders are cordially invited to attend the meeting. However, in order to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

                                       By Order of the Board of Directors

                                       L. George Klaus
                                       Chairman of the Board

Irvine, California
March 29, 1999

YOUR VOTE IS IMPORTANT. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING YOU SHOULD COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY. Any stockholder present at the meeting may withdraw his or her proxy and vote personally on each matter brought before the meeting. Stockholders attending the meeting whose shares are held in the name of a broker or other nominee who desire to vote their shares at the meeting should bring with them a proxy or letter from that firm confirming their ownership of shares.

                          PLATINUM SOFTWARE CORPORATION


                                 [PLATINUM LOGO]

                                     -------


                                 PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING


GENERAL


         The enclosed proxy is solicited on behalf of the Board of Directors (the "Board" or "Board of Directors") of PLATINUM SOFTWARE CORPORATION (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting of Stockholders") to be held on Thursday, April 29, 1999, at 9:00 a.m., Pacific Time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting of Stockholders will be held at the offices of the Company located at 195 Technology Drive, Irvine, California 92618-2402. The telephone number at that location is (949) 453-4000.


         These proxy solicitation materials and the Annual Report to Stockholders for the transition period ended December 31, 1998, including financial statements, were first mailed on or about March 29, 1999, to all stockholders entitled to vote at the Annual Meeting of Stockholders.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT MEETING

         Proposals that are intended to be presented by stockholders of the Company at the Company's 2000 Annual Meeting of Stockholders must be received by the Company at its principal executive offices no later than November 29, 1999, in order to be considered for inclusion in the Company's proxy statement relating to that meeting.

REVOCABILITY OF PROXIES; VOTING

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. An automated system administered by the Company's transfer agent will tabulate votes cast at the Annual Meeting of Stockholders. A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum at the Annual Meeting of Stockholders. Abstentions and broker non-votes will be counted as present for purposes of determining the existence of a quorum. Abstentions will be treated as shares present and entitled to vote for purposes of any matter requiring the affirmative vote of a majority or other proportion of the shares present and entitled to vote. With respect to shares relating to any proxy as to which a broker non-vote is indicated on a proposal, those shares will not be considered present and entitled to vote with respect to any such proposal. Abstentions or broker non-votes or other failures to vote will have no such effect in the election of directors, who will be elected by a plurality of the affirmative votes cast. With respect to any matter brought before the Annual Meeting requiring the affirmative vote of a majority or other proportion of the outstanding shares, an abstention or broker non-vote or other failure to vote will have the same effect as a vote against the matter being voted upon.

SOLICITATION

         The Company will bear the entire cost of the solicitation of proxies, including costs incurred in connection with the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to the Company's stockholders in relation to the Annual Meeting of Stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock of the Company beneficially owned by others for forwarding to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock of the Company for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services. The Company has engaged Georgeson & Company, Inc. to assist in the solicitation of proxies and anticipates paying such firm approximately $5,000, plus costs for their services.

RECORD DATE AND SHARES OUTSTANDING


         Stockholders of record at the close of business on March 16, 1999 ("Record Date") are entitled to notice of and to vote at the Annual Meeting of Stockholders. The Company has two (2) classes of equity securities outstanding, designated Common Stock, $.001 par value ("Common Stock" or the "Company's Common Stock"), and Series C Preferred Stock, $.001 par value ("Series C Preferred Stock"). At the Record Date, 40,425,546 shares of Common Stock and 95,305 shares of Series C Preferred Stock were issued and outstanding. Each share of Common Stock outstanding at the record date will be entitled to one (1) vote with respect to each proposal herein and any other matter that properly may come before the Annual Meeting of Stockholders.


VOTING AND CONVERSION RIGHTS OF SERIES C PREFERRED STOCK

         Each share of Series C Preferred Stock is convertible into ten (10) shares of Common Stock, as adjusted for any stock dividends, combinations or splits with respect to such shares, at any time at the option of the holder. In addition, each share of Series C Preferred Stock automatically converts into ten
(10) shares of Common Stock, as adjusted as provided above, ten (10) days following the date that the average closing price of the Common Stock for twenty
(20) consecutive days has exceeded $25.00 per share, as adjusted as provided above. Each share of Series C Preferred Stock will be entitled to vote with the holders of Common Stock on an as-converted basis on all matters presented for stockholder approval.

MERGER WITH DATAWORKS CORPORATION/CHANGE IN FISCAL YEAR

         Effective December 31, 1998 at 11:59 p.m. the Company merged with DataWorks Corporation ("DataWorks") and as a result of the merger ("Merger") DataWorks became a wholly owned subsidiary of the Company. Effective December 30, 1998, the Company changed its fiscal year end from June 30 to December 31.

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS


NOMINEES

         Currently, there are six (6) members of the Board of Directors. W. Douglas Hajjar has informed the Company that he will not stand for reelection. Accordingly, effective as of the Annual Meeting of Stockholders the authorized number of directors will be fixed at five (5). At the Annual Meeting of Stockholders, five (5) directors are to be elected by the holders of Common Stock. Unless otherwise instructed, the proxy holders will vote the proxies received by them for Management's five (5) nominees named below. If any Management nominee is unable or declines to serve as a director at the time of the Annual Meeting of Stockholders, the proxies will be voted for a nominee designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable to or will decline to serve as a director. The term of office for each person elected as a director will continue until the next Annual Meeting of Stockholders or until his successor has been elected and qualified.

         The names of the nominees and certain information about them are set forth below:

                  L. George Klaus.......................58     President, Chairman of the Board,
                                                               Chief Executive Officer
                  Stuart W. Clifton.....................54     Director, Vice Chairman
                  Donald R. Dixon.......................51     Director
                  Arthur J. Marks.......................54     Director
                  L. John Doerr.........................47     Director

The Board of Directors recommends a vote "FOR" the election of all of the nominees listed above.

         Mr. Klaus has been a Director of the Company and has served as President and Chief Executive Officer of the Company since February 1996 and Chairman of the Board since September 1996. From July 1993 to October 1995, Mr. Klaus served as President, Chief Executive Officer and Chairman of the Board of Frame Technology, Inc., a publicly held software company which produced software tools for authoring, managing and distributing business-critical documents. From October 1992 to July 1993, Mr. Klaus was Chairman of the Board and President at Integral Development Corporation, a software company that produces software tools and applications for the financial services industry. From December 1991 to May 1992, Mr. Klaus was Chief Operating Officer at Cadence Design Systems, Inc., a publicly held software company. In addition, Mr. Klaus was President and Chief Operating Officer at Valid Logic Systems, Inc., a publicly held supplier of electronic design automation software tools from October 1989 to December 1991. Mr. Klaus currently serves on the board of FileNet Corporation, a public company.

         Mr. Clifton has been a Director and Vice Chairman of the Company since the closing of the Merger with DataWorks Corporation on December 31, 1998. Mr. Clifton served as President, Chief Executive Officer and as Chairman of the Board of Directors of DataWorks from January 1987 through December 31, 1998. Between 1971 and 1986, Mr. Clifton held various management positions at Triad Systems Corporation, a vertical distribution software company, in which he was involved from its inception, most recently as Executive Vice President and General Manager. Mr. Clifton also serves on the Board of Directors of Star Buffet, Inc., a food-service company.


         Mr. Dixon has been a Director of the Company since September 1995. Mr. Dixon has served as President of Trident Capital, Inc., a private investment firm, since June 1993, and before that as Co-President of Partech International, Inc., an international venture capital and money management firm, from June 1988 until June 1993. Mr. Dixon also is a director of BankAmerica Merchant Services, Inc., and Evolving Systems, Inc., both of which are public companies and several other private companies.

         Mr. Marks has been a Director of the Company since October 1994. Mr. Marks is presently a general partner of and is the manager of the Information Technology Group at New Enterprise Associates, a venture capital firm specializing in technology companies. Mr. Marks has been a general partner of New Enterprise Associates since 1984. Mr. Marks is currently on the Board of Directors of the following publicly traded corporations: Object Design, Inc., and Progress Software Corporation.

         Mr. Doerr has been a Director of the Company since October 1994. Mr. Doerr has served as a general partner of Kleiner Perkins Caufield & Byers, a venture capital firm specializing in information and life science companies, since 1980. Mr. Doerr is currently on the Board of Directors of the following public companies: Intuit, Inc., Macromedia, Inc., Sun Microsystems and Netscape Communications Corporation.


         DataWorks Corporation, Stuart W. Clifton, Norman R. Farquhar, and certain former officers and directors of DataWorks have been named as defendants in two lawsuits alleging violations of the federal securities laws. The complaints were filed in the United States District Court for the Southern District of California. They purport to be brought on behalf of a class of stockholders who purchased DataWorks stock, and allege that between October 30, 1997 and July 16, 1998, the defendants issued misleading statements concerning DataWorks' acquisition of Interactive Group, Inc. and sales of certain products. The complaints do not specify the dollar amount of damages alleged or relief requested. The Company is also named in the lawsuits as a defendant as a successor of DataWorks.


COMMITTEES

         The Board of Directors has a standing Compensation Committee, Audit Committee and Executive Committee. The functions of the Compensation Committee include advising the Board of Directors on officer compensation and on employee compensation generally and administering the Company's stock option plans. See "Report of the Compensation Committee on Executive Compensation" below. The Compensation Committee, which presently consists of two outside directors, Messrs. Dixon and Doerr, held two meetings during the 12 months ended December 31, 1998. The Audit Committee is responsible for recommending to the Board of Directors the appointment of the Company's outside auditors, examining the results of audits and quarterly reviews and reviewing internal accounting controls. The Audit Committee, which presently consists of two outside directors, Mr. Dixon and W. Douglas Hajjar, held four meetings during the 12 months ended December 31, 1998. The Executive Committee is empowered to take day-to-day board actions between regularly scheduled board meetings, and is presently comprised of two directors, Messrs. Dixon and Klaus. During the 12 months ended December 31, 1998, the Executive Committee held no meetings. The Board of Directors has no nominating committee or any committee performing the functions of such a committee.

BOARD MEETINGS

         The Board of Directors held a total of seven meetings during the 12 months ended December 31, 1998. No member of the Board of Directors attended fewer than 75% of the meetings of the Board of Directors, and no director attended fewer than 75% of the meetings of committees upon which such director served.

OTHER EXECUTIVE OFFICERS

         In addition to Mr. Klaus, the other current executive officers of the Company are William R. Pieser, age 45, Executive Vice President, Product Operations and Marketing, Ken Lally, age 55, Executive Vice President, Field and Customer Operations, and Norman R. Farquhar, age 52, Executive Vice President and Chief Financial Officer.

         Mr. Pieser joined the Company in February 1996. From February 1996 to June 1998, Mr. Pieser served as Senior Vice President, Marketing and Business Development of the Company. In July 1998, Mr. Pieser became Executive Vice President, Product Operations and Marketing. Mr. Pieser served as Vice President of Marketing at Frame Technology, Inc. from October 1993 to October 1995. From October 1991 to October 1993, Mr. Pieser was Vice President of Marketing at Raima Corporation, a supplier of development tools. From October 1990 through October 1991, Mr. Pieser served as Director of Sales for HDC Computer Corporation.

         Mr. Lally joined the Company in April 1996. From April 1996 to June 1998, Mr. Lally served as Senior Vice President, Worldwide Field Operations of the Company. In July 1998, Mr. Lally became Executive Vice President, Field and Customer Operations. Mr. Lally served as Vice President of Spectrum Services for Cadence Design Systems, Inc. from January 1995 through April 1996. Mr. Lally was Vice President of North American Sales at Cadence from December 1991 through January 1995. From December 1990 through December 1991, Mr. Lally was Vice President of North American Sales at Valid Logic Systems, Inc. Prior to joining Valid, Mr. Lally was employed at Prime Computer for ten years.

         Mr. Farquhar has served as Executive Vice President and Chief Financial Officer of the Company since the closing of the Merger with DataWorks on December 31, 1998. Prior to December 31, 1998, Mr. Farquhar served as Executive Vice President and Chief Financial Officer of DataWorks from February 1996 and as director of DataWorks from August 1995. From April 1993 to December 1995, Mr. Farquhar served as Senior Vice President, Chief Financial Officer and Secretary of Wonderware Corporation, a manufacturer of software for the industrial automation industry. From December 1991 to April 1993, he was Vice President of Finance and Chief Financial Officer of MTI Technology Corporation, a developer of system-managed storage solutions. From November 1987 to December 1991, he was a Senior Vice President and Chief Financial Officer of Amperif Corporation, a manufacturer of cache-based data storage subsystems. Mr. Farquhar is also a member of the Board of Directors of Alteer Corporation, a medical software company, and a member of the Board of Directors and Chairman of the Audit Committee of Artecon, Inc., a manufacturer of host and network-attached data storage products.

EXECUTIVE COMPENSATION

         SUMMARY OF COMPENSATION. The following table sets forth summary information concerning compensation paid or accrued for services rendered to the Company in all capacities during the 12 months ended December 31, 1998 to the Company's Chief Executive Officer and to the Company's four most highly-compensated executive officers:

                          SUMMARY COMPENSATION TABLE(1)

                                                  Annual Compensation               Long Term Compensation Awards
                                      ------------------------------------------    -----------------------------
           Name                                                       Other          Restricted        Securities         All
           and                Year                                   Annual             Stock          Underlying        Other
    Principal Position       Ended    Salary($)      Bonus($)    Compensation($)      Awards($)        Options(#)   Compensation($)
    ------------------     --------   ----------    ----------   ---------------     ----------        ----------   ---------------
L. George Klaus            12-31-98   559,167(2)    620,216(3)     444,188(4)            (5)            500,000            --
Chairman of the Board,     06-30-98   527,500       509,456        423,058(4)            --                  --            --
Chief Executive Officer    06-30-97   500,000       180,000        855,251(6)            --                  --            --
and President

Ken Lally                  12-31-98   236,167(2)    265,459(3)     169,544(7)            (8)            250,000            --
Executive Vice President   06-30-98   211,000       243,000        169,544(7)            --                  --            --
Field and Customer         06-30-97   200,000        97,000        373,274(9)            --                  --            --
Operations

William R. Pieser          12-31-98   242,350(2)    244,880(3)     115,380(10)          (11)            250,000            --
Executive Vice President   06-30-98   221,500       196,884        105,157(10)           --                  --            --
Product Operations         06-30-97   210,000        75,000        192,544(12)           --                  --            --
and Marketing


----------

(1) Effective December 30, 1998, the Company changed its fiscal year end from June 30 to December 31. The information presented in this table includes the 12 months ended December 31, 1998 and the 12 months ended June 30, 1998 and June 30, 1997.

(2) Includes salary for the final six months of the fiscal year ended June 30, 1998 and the final six months of the calendar year ended December 31, 1998.

(3) Includes bonus for the fiscal year ended June 30, 1998 as well as prorated bonus for six months ended December 31, 1998.

(4) Consists of waiver of accrued interest on two loans in the aggregate principal amount of $7,000,000 and insurance which provides for reimbursement for health and dental costs in excess of the amounts payable under the Company's group health and dental plans. See "Employment Agreements and Related Party Transactions."

(5) Mr. Klaus received a restricted stock grant of 2,000,000 shares in connection with his joining the Company in February 1996. See "Employment Agreements and Related Party Transactions." Of the 2,000,000 shares, 350,000 vested on the grant date and 29,167 shares vest each month thereafter for 36 months. The remaining 600,000 shares vest based on the Company meeting operating revenue and profit after tax thresholds for fiscal 1997, 1998 and 1999. If the Company does not meet the thresholds, then the shares vest after 10 years. As of December 31, 1998, 1,770,845 shares were vested. The value of Mr. Klaus' restricted stock holdings at December 31, 1998, was $16,490,994, which was determined by multiplying the number of restricted shares times $12.8125, the closing price of the Company's common stock on December 31, 1998, net of the consideration paid for the restricted shares.

(6) Includes relocation expenses related to Mr. Klaus moving from Northern California to Southern California, including $623,276 relating to the sale of Mr. Klaus' prior residence (comprised of the shortfall on the sale of the residence, carrying costs for six months, sales commissions, legal fees and taxes). Also includes golf club membership and moving expenses, closing costs on a new residence and a tax gross up payment for certain reimbursed costs.

(7) Consists of waiver of accrued interest on two loans in the aggregate principal amount of $2,812,500 and insurance which provides for reimbursement for health and dental costs in excess of the amounts payable under the Company's group health and dental plans. See "Employment Agreements and Related Party Transactions."

(8) Mr. Lally received a restricted stock grant of 450,000 shares in connection with his joining the Company in April 1996. See "Employment Agreements and Related Party Transactions." Of the 450,000 shares, 49,980 vested on the grant date and 6,945 shares vest each month thereafter for 36 months. The remaining 150,000 shares vest based on the Company meeting operating revenue and profit after tax thresholds for fiscal 1997, 1998 and 1999. If the Company does not meet the thresholds, then the shares vest after 10 years. As of December 31, 1998, 329,185 shares were vested. The value of Mr. Lally's restricted stock holdings at December 31, 1998, was $2,160,276, which was determined by multiplying the number of restricted shares times $12.8125, the closing price of the Company's common stock on December 31, 1998, net of the consideration paid for restricted shares.

(9) Relocation expense related to Mr. Lally moving from Northern California to Southern California including $121,338 representing the shortfall on the sale of Mr. Lally's prior residence as well as moving expenses, closing costs on a new residence, and a tax gross up payment of $166,664 for the reimbursed costs. Also includes golf club membership.

(10) Consists of waiver of accrued interest on two loans in the aggregate principal amount of $1,750,000 and insurance which provides for reimbursement for health and dental costs in excess of the amounts payable under the Company's group health and dental plans. See "Employment Agreements and Related Party Transactions."

(11) Mr. Pieser received a restricted stock grant of 500,000 shares in connection with his joining the Company in February 1996. See "Employment Agreements and Related Party Transactions." Of the 500,000 shares, 50,000 vested on the grant date and 8,334 shares vest each month thereafter for 36 months. The remaining 150,000 shares vest based on the Company meeting operating revenue and profit after tax thresholds for fiscal 1997, 1998 and 1999. If the Company does not meet the thresholds, then the shares vest after 10 years. As of December 31, 1998, 441,690 shares were vested. The value of Mr. Pieser's restricted stock holdings at December 31, 1998, was $4,113,238, which was determined by multiplying the number of restricted shares times $12.8125, the closing price of the Company's common stock on December 31, 1998, net of the consideration paid for the restricted shares.

(12) Relocation expenses related to Mr. Pieser moving from Northern California to Southern California including moving expenses, reimbursement of the shortfall on the sale of Mr. Pieser's prior residence, closing costs on the purchase of a new residence and $90,949 as a tax gross up payment for certain reimbursed costs.


         Option Grants. The following table sets forth certain information concerning grants of stock options to each of the persons named in the Summary Compensation Table during the 12 months ended December 31, 1998. In addition, in accordance with the rules and regulations of the Securities and Exchange Commission, the following table sets forth the hypothetical gains or "option spreads" that would exist for the options. Such gains are based on assumed rates of annual compound stock appreciation of 5% and 10% from the date on which the options were granted over the full term of the options. No assurance can be given that the rates of annual compound stock appreciation assumed for the purposes of the following table will be achieved.


                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                              Potential Realizable Value at Assumed
                                                                                                   Annual Rates of Stock Price
                                  Individual Grants                                                Appreciation for Option Term
-----------------------------------------------------------------------------------------     -------------------------------------
                            Number of       % of Total
                           Securities         Options
                           Underlying       Granted to
                             Options       Employees in      Exercise or      Expiration
            Name           Granted (#)      Fiscal Year   Base Price ($/Sh)      Date               5% ($)            10% ($)
-----------------------  --------------    ------------   -----------------   ----------          ---------          ---------
L. George Klaus          500,000 (1)(3)        17.92          11.50 (2)        07-28-08           3,486,838          8,764,451

Ken Lally                250,000 (1)(4)        8.96           11.50 (2)        07-28-08           1,743,419          4,382,226

William R. Pieser        250,000 (1)(4)        8.96           11.50 (2)        07-28-08           1,743,419          4,382,226

----------
(1) Options granted have a term of ten (10) years, subject to earlier termination in certain events related to termination of employment.

(2)      Repriced stock option. See "Ten Year Option/SAR Repricings."

(3) Subject to continued employment with the Company or service as a director or service provider to the Company, the option becomes exercisable with respect to 333,333 shares on July 28, 2000 and the remaining 167,667 shares vest on July 28, 2001.

(4) Subject to continued employment with the Company or service as a director or service provider to the Company, the option becomes exercisable with respect to 166,667 shares on July 28, 2000 and the remaining 83,333 shares vest on July 28, 2001.


         Option Exercises. The following table sets forth certain information concerning the exercise of options by each of the Company's executive officers named in the Summary Compensation Table during the 12 months ended December 31, 1998, including the aggregate value of gains on the date of exercise. In addition, the table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 1998. Also reported are the values for "in the money" options that represent the positive spread between the exercise prices of any of such existing stock options and the closing sale price of the Company's Common Stock as of December 31, 1998.

AGGREGATED OPTION EXERCISE IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES


                                                  --------------------------  --------------------------
                                                    Number of Securities        Value of Unexercised
                                                   Underlying Unexercised       In-the-Money Options
                                                           Options              at Fiscal Year-End(1)
                                                     at Fiscal Year-End
                    ----------------- ----------- --------------------------  --------------------------
                    Shares Acquired      Value
                      on Exercise     Realized(1)  Exercisable   Unexercisable   Exercisable  Unexercisable
      Name                (#)             ($)         (#)             (#)            ($)           ($)
------------------  ----------------- -----------  -----------   -------------   -----------  -------------
L. George Klaus           N/A            N/A               0        500,000              0       656,250
Ken Lally                 N/A            N/A          25,000        250,000        164,063       328,125
William R. Pieser         N/A            N/A               0        250,000              0       328,125

----------

(1) Market value of underlying securities at exercise date or year-end, as the case may be, minus the exercise or base price on "in-the-money" options. The closing sale price for the Company's Common Stock as of December 31, 1998 on the NASDAQ National Market System was $12.8125.

         The following table sets forth certain information concerning the repricing of stock options with respect to the Company's executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 1998. See "Report of Board of Directors on Repricing."


                         TEN-YEAR OPTION/SAR REPRICINGS

--------------------------------------------------------------------------------------------------------------------------------
                                           Number of
                                           Securities                            Exercise                     Length of Original
                                           Underlying      Market Price of       Price at                         Option Term
                                          Options/SARs     Stock at Time of       Time of                      Remaining at Date
                                          Repriced or        Repricing or      Repricing or    New Exercise    of Repricing or
         Name                Date          Amended(#)       Amendment($)       Amendment($)      Price($)          Amendment
---------------------      --------       ------------     ----------------    ------------    ------------   ------------------
L. George Klaus            11-09-98          500,000           11.50              23.375          11.50       9 years, 8 months
Chairman of  the
Board, President,
Chief Executive
Officer

Ken Lally                  11-09-98          250,000           11.50              23.375          11.50       9 years, 8 months
Executive Vice
President, Field and
Customer Operations

William R. Pieser          11-09-98          250,000           11.50              23.375          11.50       9 years, 8 months
Executive Vice
President, Product
Operations and
Marketing

----------

         Compensation of Directors. Except for those directors who are representatives of venture capital firms, each of the Company's non-employee directors receives annual retainers of $24,000, of which $24,000 was paid during the 12 months ended December 31, 1998.

         Employment Agreements and Related Party Transactions. The Company entered into an offer letter with L. George Klaus when he joined the Company as President and Chief Executive Officer in February 1996. The offer letter provided for a base salary of $500,000 together with an annual bonus on a fiscal year basis of up to $250,000 based on a performance plan. The offer letter also provided that Mr. Klaus could earn an additional incentive bonus of up to $250,000 upon fulfillment of certain performance criteria. In addition, Mr. Klaus purchased 2,000,000 shares of restricted stock at a purchase price of $3.50 per share, the then fair market value of the Company's Common Stock. In payment of one half of the purchase price, Mr. Klaus executed a secured five-year promissory note in the principal amount of $3,500,000. The note bears simple interest at 6% per annum, is a recourse promissory note, and is secured by a stock pledge of 2,000,000 shares of the Company's Common Stock. In April 1998, the Company waived the collection of all accrued interest to date and going forward with respect to the promissory note. The Company retained a repurchase right with respect to the restricted stock. The repurchase right lapsed with respect to 350,000 shares on the date of the restricted stock grant, and lapses with respect to 29,167 shares each month for 36 months so that after three years the repurchase right shall not apply to 1,400,000 shares. The repurchase right with respect to the remaining 600,000 shares lapses based on fulfillment of certain performance criteria with respect to the Company's operating revenues and profit after taxes for fiscal 1997, fiscal 1998 and fiscal 1999 years, or in any event after ten years. In addition, the Company agreed to pay Mr. Klaus twelve months severance, including salary and bonus in the event his employment is terminated without cause or in the event that he is constructively terminated. In the event of termination without cause or constructive termination, the Company's repurchase right lapses with respect to the shares that would have vested during the twelve month period following termination. Finally, the Company agreed to provide a relocation package to Mr. Klaus to assist him to relocate from northern California to Southern California. Such package included:
(i) paying the shortfall on the sale of his primary residence; (ii) reimbursing Mr. Klaus certain financing and closing costs in connection with the purchase of a new home; (iii) providing temporary housing in Southern California; and (iv) paying moving expenses. See "Executive Compensation" for relocation amounts paid in fiscal 1997. The Company has loaned to Mr. Klaus $3,500,000 pursuant to an unsecured five-year recourse promissory note which bears interest at the rate of 6% per annum. This loan was used to fund Mr. Klaus' restricted stock purchase along with the secured note referenced above. In April 1998, the Company waived the collection of all accrued interest to date and going forward with respect to this unsecured note.

         The Company entered into an offer letter with William R. Pieser when he joined the Company as Senior Vice President - Marketing and Business Development in February 1996. The offer letter provided for a base salary of $210,000 together with an annual bonus on a fiscal year basis of up to $105,000 based on a performance plan. The offer letter also provided that Mr. Pieser could earn an additional incentive bonus of up to $105,000 upon fulfillment of certain performance criteria. In addition, Mr. Pieser purchased 500,000 shares of restricted stock at a purchase price of $3.50 per share, the then fair market value of the Company's Common Stock. In payment of one half of the purchase price, Mr. Pieser executed a secured five-year promissory note in the principal amount of $875,000. The note bears simple interest at 6% per annum, is a recourse promissory note, and is secured by a pledge of 500,000 shares of the Company's Common Stock. In April 1998, the Company waived the collection of all accrued interest to date and going forward with respect to the promissory note. The Company retained a repurchase right with respect to the restricted stock. The repurchase right lapsed with respect to 50,000 shares on the date of the restricted stock grant, and lapses with respect to 8,334 shares each month for 36 months, so that after three years the repurchase right shall not apply to 350,000 shares. The repurchase right with respect to the remaining 150,000 shares lapses based on fulfillment of certain performance criteria with respect to the Company's operating revenues and profit after taxes for fiscal 1997, fiscal 1998 and fiscal 1999, or in any event after ten years. In addition, the Company agreed to pay Mr. Pieser six months severance, including salary and bonus in the event his employment is terminated without cause or in the event that he is constructively terminated. In the event of termination without cause or constructive termination, the Company's repurchase right lapses with respect to the shares that would have vested during the six month period following termination. Finally, the Company agreed to provide a relocation package to Mr. Pieser to assist him to relocate from northern California to southern California. The relocation package includes: (i) paying the shortfall on the sale of his primary residence; (ii) reimbursing Mr. Pieser certain financing and closing costs in connection with the purchase of a new home; (iii) providing temporary housing in Southern California; and (iv) paying moving expenses. See "Executive Compensation" for relocation amounts paid in fiscal 1997. The Company also has loaned to Mr. Pieser $875,000 pursuant to a five-year unsecured recourse promissory note, which bears interest at the rate of 6% per annum. This loan was used to fund Mr. Pieser's restricted stock purchase along with the secured note referenced above. In April 1998, the Company waived the collection of all accrued interest to date and going forward with respect to this unsecured note.

         The Company entered into an offer letter with Ken Lally when he joined the Company as Senior Vice President - Worldwide Field Operations in April 1996. The offer letter provided for a base salary of $200,000 together with an annual bonus on a fiscal year basis of up to $100,000 based on a performance plan. The offer letter also provided that Mr. Lally could earn an additional incentive bonus of up to $100,000 upon fulfillment of certain performance criteria. In addition, Mr. Lally purchased 450,000 shares of restricted stock at a purchase price of $6.25 per share, the then fair market value of the Company's Common Stock. In payment of one half of the purchase price, Mr. Lally executed a secured five-year promissory note in the principal amount of $1,406,250. The note bears simple interest at 6% per annum, is a recourse promissory note, and is secured by a pledge of 450,000 shares of the Company's Common Stock. In April 1998, the Company waived the collection of all accrued interest to date and going forward with respect to the promissory note. The Company retained a purchase right with respect to the restricted stock. The repurchase right lapsed with respect to 49,980 shares on the date of the restricted stock grant, and lapses with respect to 6,945 shares each month thereafter for 36 months, so that after three years the repurchase right shall not apply to 300,000 shares. The repurchase right with respect to the remaining 150,000 shares lapses based on fulfillment of certain performance criteria with respect to the Company's operating revenues and profit after taxes for fiscal 1997, fiscal 1998 and fiscal 1999, or in any event after ten years. In addition, the Company agreed to pay Mr. Lally six months severance, including salary and bonus in the event his employment is terminated without cause or in the event that he is constructively terminated. In the event of termination without cause or constructive termination, the Company's repurchase right lapses with respect to the shares that would have vested during the six month period following termination. Finally, the Company agreed to provide a relocation package to Mr. Lally to assist him to relocate from northern California to Southern California. Such package includes: (i) paying the shortfall on the sale of his primary residence; (ii) reimbursing Mr. Lally certain financing in closing costs in connection with the purchase of a new home; (iii) providing temporary housing in Southern California; and (iv) paying moving expenses. See "Executive Compensation" for relocation amounts paid in fiscal 1997. The Company also has loaned to Mr. Lally $1,406,250 pursuant to a five-year unsecured promissory note, which bears interest at 6% per annum. This loan was used to fund Mr. Lally's restricted stock purchase along with the secured note referenced above. In April 1998, the Company waived the collection of all accrued interest to date and going forward with respect to this unsecured note.

         In connection with the DataWorks Merger, Stuart W. Clifton and the Company entered into both an Executive Employment Agreement ("Employment Agreement") and a Noncompetition Agreement ("Noncompetition Agreement"). The Employment Agreement provides that Mr. Clifton will serve as an employee of the Company as of the date of the Merger and for one year thereafter, or such shorter or longer time as agreed by the parties. The Employment Agreement provides that Mr. Clifton's base annual salary rate will be $450,000 and that he will be entitled to a yearly bonus based on his achievement of milestones relating to the Company's net revenue and net income projections. In addition, effective as of the date of the Merger, the Company granted to Mr. Clifton an option to purchase 375,000 shares of the Company's Common Stock.

         Under the terms of the Employment Agreement, if Mr. Clifton's employment is terminated for cause, all of his compensation will cease immediately and no severance benefits will be provided. If Mr. Clifton's employment is terminated other than for cause, Mr. Clifton will serve as a consultant to the Company. The consulting period will last two years, or, if longer, until three years after the date of the Merger in the event he is terminated by the Company without cause (or he resigns following a change of control of the Company). In the event that Mr. Clifton dies or becomes permanently disabled while he is an employee of the Company, Mr. Clifton or his estate, as appropriate, will be entitled to all of the consulting fees (as described below) and to continued vesting of his options. During such time as Mr. Clifton may serve as a consultant to the Company, the Company will pay Mr. Clifton $450,000 per year and pay for Mr. Clifton's medical insurance. Mr. Clifton will also be eligible to receive yearly bonuses during his consulting term which are comparable to bonuses he received during his employment term.

         Under the terms of the Noncompetition Agreement, Mr. Clifton may not compete with the business of the Company or solicit employees of the Company to leave their employment with the Company for a period of three years, commencing on the date of the Merger or, if later, the time Mr. Clifton ceases to serve as an employee or consultant of the Company. In consideration of these obligations, the Company paid Mr. Clifton $1,000,000 on the date of the Merger.

         Indemnification. Pursuant to the Merger Agreement between the Company and DataWorks, from and after the time of the Merger, the Company has agreed to cause the surviving corporation in the Merger to fulfill and honor in all respects the obligations of DataWorks pursuant to any indemnification agreements between DataWorks and its directors and officers as of the time of the Merger (the "Indemnified Parties') and any indemnification provisions under DataWorks' Certificate of Incorporation ("DataWorks' Certificate") and DataWorks' Bylaws as in effect on the date of the Merger Agreement. The Certificate of Incorporation and Bylaws of the surviving corporation in the Merger contains provisions with respect to exculpation and indemnification that are at least as favorable to the Indemnified Parties as those contained in DataWorks' Certificate and Bylaws as in effect on the date of the Merger

Agreement, which provisions will not be amended, repealed or otherwise modified for a period of six years from the time of the Merger in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the time of the Merger, were directors, officers, employees or agents of DataWorks, unless such modification is required by law.

         Pursuant to the Merger Agreement for a period of six years after the time of the Merger, the Company agreed to cause the surviving corporation in the Merger to use its commercially reasonable efforts to maintain in effect, if available, directors and officers liability insurance covering those persons who were covered by DataWorks' directors and officers liability insurance policy on terms comparable to those applicable to the DataWorks director and officer insurance policy, provided, however that in no event will the Company or the surviving corporation in the Merger be required to expend in excess of 150% of the annual premium currently paid by DataWorks for such coverage (or such coverage as is available for such 150% of such annual premium).

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The Compensation Committee is a standing committee of the Board of Directors of the Company as constituted at December 31, 1998. The Compensation Committee is responsible for establishing and evaluating the effectiveness of compensation policies and programs for the Company and for making determinations regarding the compensation of the Company's executive officers.

         The following report is submitted by the Compensation Committee with respect to the executive compensation policies established by the Committee and compensation paid or awarded to executive officers for the 12 months ended December 31, 1998. On December 30, 1998 the Company changed its fiscal year end from June 30 to December 31. As a result, the 12 months ended December 31, 1998 includes the last six months from the fiscal year ended June 30, 1998 as well as the last six months of the calendar year 1998.

COMPENSATION POLICIES AND OBJECTIVES

         In establishing and evaluating the effectiveness of compensation programs for executive officers, as well as other employees of the Company, the Compensation Committee is guided by three basic principles:

                  The Company must offer competitive salaries to be able to attract and retain highly-qualified and experienced executives and other management personnel.

                  Annual executive compensation in excess of base salaries primarily should be tied to the Company's performance.

                  The financial interests of the Company's executive officers should be aligned with the financial interests of the stockholders, primarily through stock option or restricted stock grants which reward executives for improvements in the market performance of the Company's Common Stock.

         Salaries and Employee Benefit Programs. In order to retain executives and other key employees, and to be able to attract additional well-qualified executives when the need arises, the Company strives to offer salaries and health care and other employee benefit programs to its executives and other key employees which are comparable to those offered to persons with similar skills and responsibilities by competing businesses in the Company's line of business. In addition, the Company requires its executives be based in Irvine, California and, as a result, provides relocation packages to executives and key employees who are required to relocate. In recommending salaries for executive officers, the Committee (i) reviews the historical performance of the executives, and (ii) informally reviews available information, including information published in secondary sources, regarding prevailing salaries and compensation programs offered by competing businesses which are comparable to the Company in terms of size, revenue, financial performance and industry group. Many, though not all, of these competing businesses whose shares are publicly traded, are included in the Center for Research in

Securities Prices Index for NASDAQ Computer and Data Processing Stocks included in the Performance Graph on page 15 of this Proxy Statement. Another factor which is considered in establishing salaries of executive officers is the cost-of-living in Southern California where the Company and its executive offices are headquartered, as such cost generally is higher than in other parts of the country.


         Performance-Based Compensation. The Company has established a cash bonus plan for executives and key employees. Payment of bonuses is dependent on the Company's achieving specific performance criteria for the fiscal year. The performance criteria includes a Company operating revenue target and a Company profit before taxes goal. One half of the bonus is based on achieving the operating revenue goal and the other half is tied to achieving the profit before taxes goal. Potential cash bonuses under the plan range from 5% to 100% of an individual's base salary and can exceed 100% of base salary if greater than 100% of the performance criteria are achieved.

         The profit and revenue targets are established on the basis of annual budget and forecasts developed by management and approved by the Compensation Committee. This operating plan is developed on the basis of (i) the Company's performance for the prior fiscal year, (ii) estimates of sales revenue for the plan year based upon recent market conditions, trends and competition and other factors which, based on historical experience, are expected to affect the level of sales that can be achieved, (iii) historical operating costs and cost savings that management believes can be realized, (iv) competitive conditions faced by the Company, and (v) additional expenditures beyond prior fiscal years. By taking all of these factors into account, including market conditions, the earnings goal and revenue targets are determined.

         As a result of this performance-based bonus program, executive compensation, and the proportion of each executive's total cash compensation that is represented by incentive or bonus income, may increase in those years in which the Company's profitability increases.

         Stock Options and Equity-Based Programs. The Compensation Committee believes that the motivation of executives and key employees increases as the market value of the Company's Common Stock increases. In order to align the financial interests of executive officers and other key employees with those of the stockholders, the Company grants stock options or makes restricted stock grants to its executive officers and other key employees on a periodic basis, taking into account, among other factors, the size and terms of previous grants of equity-based compensation and stock holdings in determining awards. Stock option or restricted stock grants, in particular, reward executive officers and other key employees for performance that results in increases in the market price of the Company's Common Stock, which directly benefits all stockholders, Moreover, the Compensation Committee generally has followed the practice of granting options on terms that provide that the options become exercisable in cumulative annual installments, generally over a two to five-year period. The Compensation Committee generally has followed the practice of making restricted stock grants with vesting, tied, in part, to objective Company performance targets. The Compensation Committee believes that these features of the option and stock grants not only provide an incentive for executive officers to remain in the employ of the Company, but also makes longer term growth in share prices important for the executives who receive stock options or restricted stock grants.

         Other Matters. Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to any of the Company's Chief Executive Officer and four other most highly compensated executive officers. Certain performance-based compensation, however, is specifically exempt from the deduction limit. The Company does not have a policy that requires or encourages the Compensation Committee to qualify stock options or restricted stock awarded to executive officers for deductibility under Section 162(m) of the Internal Revenue Code. However, the Compensation Committee does consider the net cost to the Company in making all compensation decisions.

CEO COMPENSATION FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1998

         The 12 months ended December 31, 1998 includes the last six months of the fiscal year ended June 30, 1998 and the last six months of the calendar year ended December 31, 1998. The principal components of compensation for the Chief Executive Officer for the 12 months ended December 31, 1998 included base salary, bonus, the waiver of accrued interest on two loans and an option grant. L. George Klaus, the Company's Chief Executive Officer, received a salary of $559,167 during the 12 months ending December 31, 1998 which includes portions attributable to the Company's fiscal year ended June 30, 1998. Mr. Klaus' base salary was negotiated as part of his compensation package when he joined the Company in February 1996 and subsequently increased 6% for the fiscal year ended June 30, 1998. In July 1998, Mr. Klaus' salary was increased based on a study conducted by a compensation consulting firm. Mr. Klaus' increased base salary reflects a premium over competitive rates because of the Company's desire to maintain a skilled senior executive of the stature of Mr. Klaus. Mr. Klaus also received a bonus of $620,216 for the 12 months ending December 31, 1998, which includes portions attributable to the Company's fiscal year ended June 30, 1998. Mr. Klaus' bonus plan for the fiscal year ended June 30, 1998 provided for a target bonus of $287,500. One half of the target bonus was based on achieving an operating revenue goal for the Company, and the other half was based upon the Company achieving a profit before taxes goal. Additional amounts could be earned if the Company exceeded 100% of the operating revenue and profit goals. Bonuses are paid if 75% of either the operating revenue or profit before taxes goals are met based on objective formulas. The Company exceeded both the operating revenue and the profit before taxes goals and, as a result, Mr. Klaus earned in excess of the target bonus amount. The excess amount over the target bonus was determined based on an objective formula. Mr. Klaus' bonus plan for the fiscal year ended June 30, 1999 (which year was subsequently shortened when the Company changed its fiscal year end to December 31) provided for a target bonus of $300,000. One-half of the target bonus was based on achieving an operating revenue goal and the other half was based on achieving a profit before taxes goal. Additional amounts could be earned if the Company exceeded 100% of the operating revenue and profit before taxes goals and bonuses are paid if 75% of either of the goals are met. Bonus payment amounts are based on objective formulas. The Company, achieved 96% of the prorated operating revenue target and 89% of the prorated net profit before taxes target. Also, in April 1998, the Company waived the collection of all accrued interest, including interest that might accrue in the future on two promissory notes in the aggregate principal amount of $7,000,000. The total amount of interest waived as of April 22, 1998 was $926,301 and the total amount of interest waived that accrued in the fiscal year ended June 30, 1998 was $420,000. The interest was waived in recognition of the Company's financial performance in the fiscal year ended June 30, 1998. In making this decision, the Compensation Committee placed particular emphasis on the significant achievements of the Company during the fiscal year ended June 30, 1998, including 62% revenue growth over fiscal 1997 and earnings per share of $0.45 as compared to a loss per share of $0.20 in fiscal 1997. In July 1998, Mr. Klaus was granted an option to purchase 500,000 shares of common stock at an exercise price of $23.375. The option vests with respect to 333,333 shares on the second anniversary of the grant date, and the remaining 166,667 shares vest on the third anniversary of the grant date. This option was repriced in November 1998. See "Report of the Board of Directors on Repricing of Stock Options." In making the option grant, the Company was guided by a study completed by a compensation consulting firm. The option grant reflects a desire to provide continued equity incentive to Mr. Klaus whose February 1996 grant of restricted stock was substantially fully vested.

         Compensation Committee             Donald Dixon
                                            L. John Doerr

          REPORT OF THE BOARD OF DIRECTORS ON REPRICING OF STOCK OPTIONS


         On October 29, 1998, the Board of the Directors of the Company approved a plan to allow employees holding outstanding stock options whose exercise price was in excess of the current market price to elect to have the options repriced to the closing price of the Company's Common Stock on the Nasdaq National Market on November 9, 1998. The plan provided for a twelve-month blackout on the exercise of any repriced stock option. The plan was implemented to realign the value of previously granted options, upon exerciseability, with the market value at the time of the repricing. The expectation was that the opportunity to earn compensation based on appreciation of the Company's Common Stock from the repriced level will motivate employees to achieve superior results over the long term and encourage key employees to remain with the Company. Based on the advice of its independent accountants, in order to avoid compensatory accounting related to the Company's November 1998 repricing, the Board, on December 14, 1998, amended the repricing plan to shorten the blackout period on option exercises so that it expires on December 15, 1998.


                                           Donald R. Dixon
                                           L. John Doerr
                                           Arthur J. Marks
                                           W. Douglas Hajjar
                                           L. George Klaus


         NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS OR FUTURE FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"); OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED ("EXCHANGE ACT"), THAT MIGHT INCORPORATE BY REFERENCE PREVIOUS OR FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE PRECEDING REPORT AND THE PERFORMANCE GRAPH ON PAGE 15 SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY OF SUCH FILINGS.

                                PERFORMANCE GRAPH

         The following graph shows a comparison of cumulative total returns for the Company, the Center for Research in Securities Prices Index for the NASDAQ Stock Market (United States Companies) and the Center for Research in Securities Prices Index for NASDAQ Computer and Data Processing Stocks (the "CRSP NASDAQ Computer Index") for the period that commenced on October 22, 1992 (the date on which the Company's Common Stock was first registered under the Exchange Act) and ended on December 31, 1998. The graph assumes that all dividends have been reinvested.


                     COMPARISON OF CUMULATIVE TOTAL RETURNS
 (PLATINUM SOFTWARE CORPORATION, CRSP NASDAQ INDEX, CRSP NASDAQ COMPUTER INDEX)












                              [PERFORMANCE GRAPH]












                                       06/1994        06/1995        06/1996        06/1997        06/1998        12/1998
                                       -------        -------        -------        -------        -------        -------
Platinum Software Corporation           100.0          236.7          118.4          169.4          398.0          209.2
CRSP Nasdaq Index                       100.0          133.5          171.4          208.4          275.0          321.1
CRSP Nasdaq Computer Index              100.0          163.3          216.8          273.7          414.2          505.6


         A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

         B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

         C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

         D. The index level for all series was set to $100.0 on 06/30/1994.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth certain information as of March 16, 1999 regarding the beneficial ownership of the Common Stock and Series C Preferred Stock of the Company by (i) each person known by management to be the beneficial owner of more than 5% of any class of the Company's capital stock (based upon reports filed by such persons with the Securities and Exchange Commission), (ii) each director of the Company, (iii) each of the executive officers named in the Summary Compensation Table, and (iv) all directors and executive officers of the Company as a group:


                                                          Common Stock                       Series C Preferred Stock
                                                ----------------------------------      ---------------------------------
                                                                                          Amount and
              Name and Address                  Amount and Nature                           Nature
                     of                           of Beneficial       Percentage         of Beneficial        Percentage
              Beneficial Owner                    Ownership(1)        of Class           Ownership(1)          of Class
---------------------------------------------   -------------------   ------------      --------------        ----------
Kleiner Perkins Caufield & Byers VII               1,168,502(3)          2.90%               31,770(4)           33.33%
KPCB Information Sciences Zaibatsu Fund
L. John Doerr(2)
   2750 Sand Hill Road
   Menlo Park, CA  94025

New Enterprise Associates VI                         362,002                *                38,120              40.00%
Limited Partnership
Arthur J. Marks(5)
  1119 St. Paul Street
  Baltimore, MD   21202

Trident Capital Partners Fund I, LP,                  15,062(7)             *                25,415(8)           26.67%
Trident Capital Partners Fund I, C.V.
Donald R. Dixon(6)
   2480 Sand Hill Road, Ste. 100
   Menlo Park, CA  94025

Capital Research and Management Company            2,614,300(9)          6.47%                    -                  -
   333 So. Hope Street
   Los Angeles, CA   90071

L. George Klaus(10)                                2,000,000             4.95%                    -                  -

William R. Pieser(10)                                500,000             1.24%                    -                  -

Stuart W. Clifton(10)                                920,048(11)         2.28%                    -                  -

Ken Lally(10)                                        485,000(12)         1.20%                    -                  -

Directors and officers as a group                  3,929,410             9.72%                    -                  *
(7 persons)(13)


----------

* Less than 1%

(1) Unless otherwise indicated, the persons named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(2) L. John Doerr, a director of the Company, is a general partner of KPCB VII Associates, which is a general partner of each of Kleiner Perkins Caufield & Byers VII and KPCB Information Sciences Zaibatsu Fund. Mr. Doerr disclaims beneficial ownership of these shares other than to the extent of his individual partnership interest.

(3)      Consists of 1,168,502 shares held by Kleiner Perkins Caufield & Byers
         VII.

(4) Consists of 30,181 shares held by Kleiner Perkins Caufield & Byers VII and 1,589 shares held by KPCB Information Sciences Zaibatsu Fund II.

(5) Arthur J. Marks, a director of the Company, is a general partner of NEA Partners VI, which is the general partner of New Enterprise Associates VI, Limited Partnership. Mr. Marks disclaims beneficial ownership of these shares other than to the extent of his individual partnership interest of the shares listed.

(6) Donald R. Dixon, a director of the Company, is president of Trident Capital Inc., which is the general partner of Trident Capital, L.P. which is the general partner of Trident Capital Partners Fund-I, L.P. and Trident Capital Partners Fund-I, C.V. Mr. Dixon disclaims beneficial ownership of these shares, other than to the extent of his stock ownership in Trident Capital, Inc.

(7) Consists of 14,247 shares held by Donald Dixon and 618 shares held by Trident Capital, Inc. and 197 shares owned by Trident Administrator N.V.

(8) Consists of 21,218 shares held by Trident Capital Partners Fund-I, L.P. and 4,197 shares held by Trident Capital Partners Fund-I, C.V.

(9) Capital Research and Management Company, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 is deemed to be the beneficial owner of 2,075,000 shares of Common Stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940.


(10) The business address of this individual is c/o Platinum Software Corporation, 195 Technology Drive, Irvine, CA 92618-2402.


(11) Consists of 826,095 shares owned directly and 93,953 issuable pursuant to options exercisable within sixty (60) days from the date hereof.

(12) Consists of 460,000 shares owned directly and 25,000 shares issuable pursuant to options exercisable within sixty (60) days from the date hereof.

(13) Excludes all shares of common stock and Series C Preferred Stock owned by Kleiner Perkins Caufield & Byers, New Enterprise Associates, Trident Capital Partners, and related entities as to which the respective affiliated directors disclaim beneficial ownership other than to the extent of their individual partnership interests.


VOTE REQUIRED AND VOTING PROCEDURES


         The affirmative vote of a majority of the shares of the Company's Common Stock and Series C Preferred Stock (on an as-converted basis) present or represented and voting at the Annual Meeting of Stockholders will be required to elect Management's five (5) nominee directors. Under applicable Delaware law, a broker non-vote will have no effect on the outcome of the election of directors. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF MANAGEMENT'S FIVE (5) NOMINEE DIRECTORS. Proxies solicited by Management will be voted FOR the election of management's five (5) nominee directors.


                                  PROPOSAL TWO
            AMENDMENT TO CERTIFICATE OF INCORPORATION TO CHANGE NAME

         The Company's Certificate of Incorporation provides that the name of the Company is "Platinum Software Corporation." On February 4, 1999, the Company's Board of Directors approved an amendment to the Company's Certificate of Incorporation to change the Company's name to "Epicor Software Corporation," subject to stockholder approval of this proposal. No other change to the Company's Certificate of Incorporation, other than to change the Company's name as recorded by the Delaware Secretary of State and to change the name under which the Company transacts business and trades on the Nasdaq National Market System is contemplated. The Company's new name will be effective upon the filing of a certificate of amendment to the Company's Certificate of Incorporation with the Delaware Secretary of State. Under the proposed amendment, Article 1 of the Certificate would be amended and restated to read as follows: "The name of the corporation is Epicor Software Corporation." Over the past year and a half the Company has expanded its business operations from a provider of primarily financial accounting software to a provider of enterprise resource planning business software applications for the mid-market. The Board believes that the proposed name better reflects the Company's expanded business operations and connotes a leadership position in achieving the Company's objective of providing customer-centric enterprise business software applications.

VOTE REQUIRED AND VOTING PROCEDURES

         The Company's stockholders are being asked to approve an amendment to the Certificate of Incorporation. The affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock and Series C Preferred Stock, (on an as-converted basis) are required to approve an amendment to the Certificate. The effect of a broker non-vote or abstention is the same as a vote against the proposal. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO "EPICOR SOFTWARE CORPORATION."

                                 PROPOSAL THREE
                 APPROVAL OF 1999 NONSTATUTORY STOCK OPTION PLAN

         On February 4, 1999, the Board of Directors adopted the 1999 Nonstatutory Stock Option Plan (the "Plan") and reserved 2,000,000 shares of Common Stock for issuance thereunder subject to stockholder approval. As of March 16, 1999, no options have been granted pursuant to the Plan.

         At the annual meeting, the stockholders are being asked to approve the Plan and the reservation of shares thereunder.

SUMMARY OF THE 1999 PLAN

         General. The purpose of the Plan is to attract and retain the best available personnel for positions of substantial responsibility with the Company, to provide additional incentive to the employees, directors and consultants of the Company and to promote the success of the Company's business. Options granted under the Plan are nonstatutory stock options.

         Administration. The Plan may generally be administered by the Board or the Committee appointed by the Board (as applicable, the "Administrator").

         Eligibility; Limitations. Nonstatutory stock options may be granted under the Plan to employees, directors and consultants of the Company and any parent or subsidiary of the Company. The Administrator, in its discretion, selects the employees, directors and consultants to whom options are granted, the time or times at which such options shall be granted, and the number of shares subject to each such grant.

         Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options granted to such persons, the Plan provides that no employee, director or consultant may be granted, in any fiscal year of the Company, options to purchase more than 1,500,000 shares of Common Stock. Notwithstanding this limit, however, in connection with such individual's initial employment with the Company, he or she may be granted options or stock purchase rights to purchase up to an additional 1,500,000 shares of Common Stock.

         Terms and Conditions of Options. Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following additional terms and conditions:

         (a) Exercise Price. The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an option may not be less than 100% of the fair market value of the Common Stock on the date such option is granted. The fair market value of the Common Stock is generally determined with reference to the closing sale price for the Common Stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted.

         (b) Exercise of Option; Form of Consideration. The Administrator determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option. Stock options granted under the Plan generally vest and become exercisable over two to five years. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The Plan permits payment to be made by cash, check, promissory note, other shares of Common Stock of the Company (with some restrictions), cashless exercises, a reduction in the amount of any Company liability to the optionee, any other form of consideration permitted by applicable law, or any combination thereof.

         (c) Term of Option. The term of an option may be no more than ten (10) years from the date of grant. No option may be exercised after the expiration of its term.

         (d) Termination of Employment. If an optionee's employment or consulting relationship terminates for any reason (other than death or disability), then all options held by the optionee under the Plan expire on the earlier of (i) the date set forth in his or her notice of grant or (ii) the expiration date of such option. To the extent the option is exercisable at the time of such termination, the optionee may exercise all or part of his or her option at any time before termination.

         (e) Death or Disability. If an optionee's employment or consulting relationship terminates as a result of death or disability, then all options held by such optionee under the Plan expire on the earlier of (i) 12 months from the date of such termination or (ii) the expiration date of such option. The optionee (or the optionee's estate or the person who acquires the right to exercise the option by bequest or inheritance), may exercise all or part of the option at any time before such expiration to the extent that the option was exercisable at the time of such termination.

         (f) Nontransferability of Options. Options granted under the Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

         (g) Other Provisions. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator.

         Adjustments Upon Changes in Capitalization. In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the Plan, the number and class of shares of stock subject to any option outstanding under the Plan, and the exercise price of any such outstanding option.

         In the event that a Change of Control (as defined below) occurs, the vesting of all nonqualified options shall be accelerated and, concurrent with the effective date of the Change of Control, such persons shall have the right to exercise the nonqualified option in respect to any or all of the shares then subject thereto. To the extent possible, the Administrator shall cause written notice of the Change of Control to be given to the persons holding options not less than ten (10) days prior to the anticipated effective date of the Change of Control. In the event of a Change of Control, the Administrator may take such other action as is equitable and fair.

         The term "Change of Control" shall mean the occurrence of any of the following:

         (i) Any "person," as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, a Company subsidiary, or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (or a successor to the Company) representing fifty percent (50%) or more of the combined voting power of the then outstanding securities of the Company or such successor; or

         (ii) At least a majority of the directors of the Company constitute persons who were not at the time of their first election to the Board, candidates proposed by a majority of the Board of Directors in office prior to the time of such first election; or

         (iii) A merger or consolidation in which the Company is not the surviving entity, except for a transaction, the principal purpose of which is to change the state in which the Company is incorporated; or

         (iv) A sale, transfer or other disposition of assets involving fifty percent (50%) or more in value of the assets of the Company; or

         (v) The dissolution of the Company, or liquidation of more than fifty percent (50%) in value of the Company; or

         (vi) Any reverse merger in which the Company is a surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such reverse merger.

         Amendment and Termination of the Plan. The Board may amend, alter, suspend or terminate the Plan, or any part thereof, at any time and for any reason. However, the Company shall obtain stockholder approval for any amendment to the Plan to the extent necessary to comply with Section 162(m) of the Code, or any similar rule or statute. No such action by the Board or shareholders may alter or impair any option previously granted under the Plan without the written consent of the optionee. Unless terminated earlier, the Plan shall terminate ten years from the date of its approval by the stockholders or the Board of the Company, whichever is earlier.

         Repricing of Options. Options granted under the Plan may not be repriced unless the repricing is approved by the stockholders of the Company.

FEDERAL INCOME TAX CONSEQUENCES

         An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held for more than 12 months are capped at 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

         THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON OPTIONEES, AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS UNDER THE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE'S OR CONSULTANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE OR CONSULTANT MAY RESIDE.

CURRENT PLAN BENEFITS

         The Company cannot now determine the number of stock options to be granted in the future to the Company's Chief Executive Officer, the Company's four most highly compensated executive officers, all executive officers as a group, all directors who are not executive officers as a group or all employees (including officers who are not executive officers) as a group. However, the following table sets forth information with respect to stock option grants under all plans during the 12 months ended December 31, 1998 to such persons:

                              CURRENT PLAN BENEFITS

                                                                              Number of Shares Subject
              Name and Position                      Dollar Value(1)             to Options Granted
----------------------------------------------       ----------------         ------------------------
L. George Klaus, Chief Executive Officer               $  656,250                       500,000

Ken Lally, Executive Vice President, Field             $  328,125                       250,000
and Customer Operations

William R. Pieser, Executive Vice President,           $  328,125                       250,000
Product Operations and Marketing

All Executive Officers as a Group (3 persons)          $1,312,500                     1,000,000

Non-Executive Director Group (4 persons)                 $ 36,250                        10,000

All Other Employees (775 persons)                      $3,632,918                     1,789,429

----------

(1) Difference between $12.8125 (the closing price of the Company's Common Stock on December 31, 1998 as listed on the Nasdaq Stock Market) and the exercise prices of such options, multiplied by the number of shares subject to such options.

VOTE REQUIRED AND VOTING PROCEDURES

         At the Annual Meeting, the stockholders are being asked to approve the adoption of the 1999 Plan. The affirmative vote of a majority of the shares of Common Stock and Series C Preferred Stock (on an as-converted basis) present or represented and voting at the Annual Meeting will be required to approve the adoption of the 1999 Plan. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE COMPANY'S 1999 PLAN.


                                  PROPOSAL FOUR
                     APPROVAL OF AMENDMENT OF THE COMPANY'S
                          EMPLOYEE STOCK PURCHASE PLAN

         The Company's Amended and Restated Employee Stock Purchase Plan (the "Purchase Plan") authorizes the Company to sell up to a total of 450,000 shares of its Common Stock to participating employees. The Purchase Plan was amended by the Board of Directors of the Company in February 1999 to reserve an additional 550,000 shares of Common Stock for issuance under the Purchase Plan. As of March 1, 1999, 450,000 shares are reserved for issuance of which 357,195 shares have been issued, leaving 92,805 shares available for issuance.

         Approval of the addition of 550,000 shares to the pool reserved for issuance under the Purchase Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock and Series C Preferred Stock (on an as-converted basis) present in person or represented by proxy and entitled to vote at the meeting.

         The Company believes that the Purchase Plan is an important factor in attracting and retaining skilled personnel. Prior to the Merger, the Company and its subsidiaries employed approximately 680 people and following the Merger the number of employees increased to over 1,700. The Board of Directors is soliciting stockholder approval of the increase in the number of shares reserved under the Purchase Plan so that the Purchase Plan will be available to the Company's expanded employee base resulting from the Merger.

VOTE REQUIRED  AND VOTING PROCEDURES

         The affirmative vote of a majority of the shares of Common and Series C Preferred Stock (on an as-converted basis) present or represented and voting at the Annual Meeting will be required to approve and ratify the increase in the number of Shares reserved under the Purchase Plan. THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

         The essential features of the Purchase Plan are outlined below.

GENERAL NATURE AND PURPOSE

         The Purchase Plan was adopted by the Board of Directors and approved by the stockholders in August 1992. The Purchase Plan and the right of participants to make purchases under the Purchase Plan are intended to qualify under the provisions of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). See "Tax Information - The Purchase Plan." The primary purpose of the Purchase Plan is to provide employees of the Company and its subsidiaries with an opportunity to purchase Common Stock through payroll deductions and to increase their proprietary interest in the Company.

ADMINISTRATION

         The Purchase Plan may be administered by the Board of Directors, or by a committee appointed by the Board. All questions of interpretation of the Purchase Plan will be determined by the Board of Directors or its committee, and its decisions will be final and binding on all participants. The Purchase Plan is currently administered by the Company's Compensation Committee.

ELIGIBILITY

         Each employee of the Company may become a participant in the Purchase Plan as of the first entry date occurring coincident with or immediately following the later of the date upon which the employee has completed two consecutive months of employment with the Company or the date on which the employee attains the age of 21. The Purchase Plan has four entry dates occurring on the first day of each quarter of the plan year. The plan year commences on August 1 and ends on the following July 31. The quarterly entry dates are August 1, November 1, February 1, and May 1.

         Members of the Board of Directors and officers of the Company who are deemed to be "executive officers" as defined in the rules promulgated under the Securities Exchange Act of 1934, as amended, are not eligible to participate in the Purchase Plan. In addition, under the Code, no employee shall be granted any stock under the Purchase Plan if immediately after the grant the employee would own shares or hold outstanding options to purchase shares possessing 5% or more of the total combined voting power of all classes of shares of the Company, or if the grant would permit the employee's right to purchase shares under all employee stock purchase plans of the Company and its subsidiaries to accrue (i.e., become exercisable) at a rate which exceeds $25,000 of fair market value of such shares (determined at the time such purchase right is granted) for any calendar year in which the purchase right is outstanding at any time. As of the Record Date, approximately 1,500 employees were eligible to participate in the Purchase Plan.

PARTICIPATION

         The Purchase Plan is implemented by one offering period ("Offering Period") during each six month period. Offering Periods commence on February 1 and August 1 of each year. On the first day of the Offering Period, the Company grants to each eligible employee who has elected in writing to participate in the Purchase Plan a right to purchase shares of Common Stock at the purchase price described below. The purchase right is automatically exercised on the last day of each six-month Offering Period unless the participant instructs the Company otherwise. An employee who has satisfied the eligibility requirements of the Purchase Plan may become a participant upon his or her completion and delivery to the Company of a Subscription Agreement authorizing payroll deductions. An employee who first becomes eligible to participate after the commencement of an Offering Period shall commence participation on the next Entry Date.

PURCHASE PRICE

         The purchase price per share (the "Purchase Price") for which shares of Common Stock will be sold in an offering under the Purchase Plan is the lower of 85% of the fair market value of a share of Common Stock on the first day of the Offering Period, or 85% of the fair market value of a share of Common Stock on the last day of the Offering Period. The fair market value of the Company's Common Stock shall be the closing sale price of such stock in the over-the-counter market as reported on the Nasdaq National Market.

PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

         The Purchase Price of shares is paid by means of accumulated payroll deductions during the Offering Period. The amount of payroll deductions may not exceed 10% of an employee's compensation or up to $25,000 for each calendar year. A participant may terminate participation in the Purchase Plan at any time prior to the end of an Offering Period. A participant may change his or her rate of payroll deductions once during a plan year, but may decrease the rate of payroll deductions (to an amount that is not less than 1% of such person's compensation) at any time during an Offering Period. Payroll deductions for a participant commence on the first payday following the date on which a participant's payroll deduction authorization becomes effective and continue thereafter unless such rate is changed or the employee's participation is terminated.

PURCHASE OF STOCK; EXERCISE OF PURCHASE RIGHT

         By executing a Subscription Agreement to participate in the Purchase Plan, an employee is entitled to have shares placed under a purchase right issued to him or her. Unless the employee's participation is terminated or the participant instructs the Company otherwise his or her purchase right for the purchase of shares will be exercised automatically with all amounts held in his or her account at the end of each Offering Period at the applicable price. The shares purchased for an employee will be delivered to him or her as promptly as practicable after the end of an Offering Period. Any cash remaining in the participant's account shall remain in the account and be applied to the purchase of shares at the termination of the next Offering Period.

WITHDRAWAL

         At any time prior to the end of the applicable Offering Period, a participant may withdraw the amounts held in his or her account by executing and delivering to the Company a notice of withdrawal from the Purchase Plan. As soon as practicable after such withdrawal, the payroll deductions credited to the participant's account shall be returned to the participant, without interest. An employee who has withdrawn from the Purchase Plan shall be excluded from participation for the remainder of the particular Offering Period during which the withdrawal is received and the next succeeding Offering Period, but may be reinstated as a participant the next subsequent Offering Period by executing and delivering a new Subscription Agreement.

TERMINATION OF EMPLOYMENT

         Termination of a participant's employment for any reason, including retirement, death or discharge, cancels his or her participation in the Purchase Plan immediately. In such event, the payroll deductions credited to the participant's account will be returned to such participant or, in the case of death, to the participant's beneficiary, without interest.

ADJUSTMENT UPON CHANGES IN CAPITALIZATION; MERGER, CONSOLIDATION OR
REORGANIZATION

         In the event of any changes in the capitalization of the Company, such as stock splits or stock dividends, or in the event of any merger, sale or other reorganization, appropriate adjustments will be made by the Company in the shares authorized for issuance under the Purchase Plan, in the shares subject to purchase under the Purchase Plan and in the purchase price per share.

         In the event that the Company at any time proposes to merge into, consolidate with or to enter into any other reorganization (including the sale of substantially all of its assets or a "reverse" merger in which the Company is the surviving entity), the Purchase Plan shall terminate, unless provision is made in writing in connection with such transaction for the continuance of the Purchase Plan, with appropriate adjustments as to number and kind of shares and prices. If provision is not made for the continuance of the Purchase Plan, the Board of Directors or the Committee shall cause written notice of the proposed transaction to be given to the persons holding purchase rights not less than 10 days prior to the anticipated effective date of the proposed transaction, and all purchase rights shall be accelerated and, concurrent with the effective date of the proposed transaction, such purchase rights shall be exercised automatically as if such effective date were the last day of the applicable Offering Period.

NONASSIGNABILITY

         No rights or accumulated payroll deductions of a participant under the Purchase Plan may be pledged, assigned or transferred for any reason (other than upon the death of a participant) and any such attempt may be treated by the Company as an election to withdraw from the Purchase Plan.

AMENDMENT AND TERMINATION OF THE PURCHASE PLAN

         The Board of Directors may at any time amend or terminate the Purchase Plan, except that termination of the Purchase Plan shall not affect purchase rights previously granted thereunder nor may any amendment make any change in a purchase right granted prior thereto which adversely affects the rights of any participant. In addition, to the extent necessary and desirable to comply with
Section 423 of the Code (or any other applicable law or regulation, including the requirements of the Nasdaq National Market or an established stock exchange) the Company shall obtain stockholder approval of any Purchase Plan amendment in such manner and to such degree as required.

TAX INFORMATION - THE PURCHASE PLAN

         The Purchase Plan and the right of participants to make purchases thereunder are intended to qualify under the provisions of Sections 423 of the Code. Under such provision, no income will be taxable to a participant at the time of grant or purchase of shares. However, a participant may become liable for tax upon disposition of shares acquired under the Purchase Plan, and the tax consequences will depend upon how long a participant has held the shares before disposition. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two
(2) years from the first day of the Offering Period or more than one (1) year from the date of transfer of the stock to the participant, then the participant will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (ii) an amount equal to 15% of the fair market value of the shares as of the first day of the Offering Period. Any additional gain will be treated as long-term capital gain. If the shares are sold or disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The

Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income is recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above.

         THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANT AND THE COMPANY WITH RESPECT TO THE SHARES PURCHASED UNDER THE PURCHASE PLAN. REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE CODE. IN ADDITION, THE SUMMARY DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT'S DEATH OR THE INCOME TAX LAWS OF ANY STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.


                                  PROPOSAL FIVE
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1999, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

         Ernst & Young LLP began auditing the Company's financial statements on July 15, 1994. Representatives of Ernst & Young LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

         In the Company's two most recent fiscal years there have been no disagreements between the Company and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

         The audit report of Ernst & Young LLP on the Company's consolidated financial statements for the fiscal years ended June 30, 1997, June 30, 1998 and the six month period ended December 31, 1998 contained no adverse opinion or disclaimer of opinion and it was not qualified or modified as to uncertainty, audit scope or accounting principles.


                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT


         Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by regulations promulgated by the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) reports they file. Based solely on the review of copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during the twelve months ended December 31, 1998 the Company's officers, directors and all persons who own more than 10% of a registered class of the Company's equity securities complied with all Section 16(a) filing requirements.

                                  OTHER MATTERS

         The Company knows of no other matters to be submitted to the Annual Meeting of Stockholders. If other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.


                          TRANSACTION OF OTHER BUSINESS

         As of the date of the Proxy Statement, the Board of Directors is not aware of any other matters other than those set forth herein and in the Notice or Annual Meeting of Stockholders that will come before the Meeting. Should any other matters requiring the vote of stockholders arise, it is intended that proxies will be voted in respect thereto in accordance with the best judgment of the person or persons voting the proxies.

         Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the meeting, no business can be transacted. Therefore, please be sure to date and sign your proxy exactly as you name appears on your stock certificate and return it in the enclosed postage prepaid envelope.

         THE COMPANY'S TRANSITION REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE COMPANY'S SIX MONTHS ENDED DECEMBER 31, 1998, WILL BE FURNISHED TO THE COMPANY'S STOCKHOLDERS AS OF THE RECORD DATE FOR THE ANNUAL MEETING OF STOCKHOLDERS, WITHOUT CHARGE, UPON WRITTEN REQUEST. IF YOU DESIRE TO OBTAIN A COPY OF SUCH TRANSITION REPORT ON FORM 10-K, PLEASE DIRECT SUCH WRITTEN REQUEST TO PLATINUM SOFTWARE CORPORATION, ATTENTION: INVESTOR RELATIONS, 195 TECHNOLOGY DRIVE, IRVINE, CALIFORNIA 92618-2402.


                                     THE BOARD OF DIRECTORS


Dated:  March 29, 1999

                          PLATINUM SOFTWARE CORPORATION

                       1999 NONSTATUTORY STOCK OPTION PLAN


      1. Purposes of the Plan. The purposes of this Nonstatutory Stock Option Plan are:

            o to attract and retain the best available personnel for positions of substantial responsibility,

            o to provide additional incentive to Employees, Directors and Consultants, and

            o     to promote the success of the Company's business.

                  Options granted under the Plan will be Nonstatutory Stock Options.

      2.    Definitions. As used herein, the following definitions shall apply:

            (a) "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

            (b) "Applicable Laws" means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options are, or will be, granted under the Plan.

            (c)   "Board" means the Board of Directors of the Company.

            (d)   "Code" means the Internal Revenue Code of 1986, as amended.

            (e) "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

            (f)   "Common Stock" means the Common Stock of the Company.

            (g) "Company" means Platinum Software Corporation, a Delaware corporation.

            (h) "Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.


            (i)   "Director" means a member of the Board.

            (j) "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

            (k) "Employee" means any person, including Officers, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

            (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            (m) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                  (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                  (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                  (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

            (n) "Notice of Grant" means a written or electronic notice evidencing certain terms and conditions of an individual Option grant. The Notice of Grant is part of the Option Agreement.

            (o) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

            (p) "Option" means a nonstatutory stock option granted pursuant to the Plan, that is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

            (q) "Option Agreement" means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

            (r)   "Optioned Stock" means the Common Stock subject to an Option.

            (s) "Optionee" means the holder of an outstanding Option granted under the Plan.

            (t) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

            (u)   "Plan" means this 1999 Nonstatutory Stock Option Plan.

            (v) "Service Provider" means an Employee including an Officer, Consultant or employee Director.

            (w) "Share" means a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

            (x) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

      3. Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is two million (2,000,000) Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

            If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated).

      4.    Administration of the Plan.

            (a) Administration. The Plan shall be administered by (i) the Board or (ii) a Committee, which committee shall be constituted to satisfy Applicable Laws.

            (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

                  (i)   to determine the Fair Market Value of the Common Stock;

                  (ii) to select the Service Providers to whom Options may be granted hereunder;

                  (iii) to determine whether and to what extent Options are granted hereunder;

                  (iv) to determine the number of shares of Common Stock to be covered by each Option granted hereunder;

                  (v)   to approve forms of agreement for use under the Plan;

                  (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price (which shall not be less than 100% of Fair Market Value), the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

                  (vii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

                  (viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

                  (ix) to modify or amend each Option (subject to Section 14(b) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

                  (x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator;

                  (xi) to determine the terms and restrictions applicable to Options;

                  (xii) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable; and

                  (xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

      Notwithstanding the foregoing or any other provisions of the Plan, the Administrator shall not be allowed to adjust or amend the exercise price of any Options previously granted hereunder, whether through amendment, cancellation or replacement grants or through any other means without the approval of the stockholders of the Company.

            (c) Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options.

      5.    Eligibility. Options may be granted to Service Providers.

      6.    Limitations.

            (a) No Guarantee of Continued Service Relationship. Neither the Plan nor any Option shall confer upon an Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such relationship at any time, with or without cause.

            (b) Internal Revenue Code Section 162(m) Limitations. The following limitations shall apply to grants of Options:

                  (i) No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 1,500,000 Shares.

                  (ii) In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 1,500,000 Shares which shall not count against the limit set forth in subsection (i) above.

                  (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 12.

      7. Term of Plan. The Plan shall become effective upon the date of its approval by the stockholders of the Company. It shall continue in effect for ten
(10) years, unless sooner terminated under Section 14 of the Plan.

      8. Term of Option. The term of each Option shall be stated in the Option Agreement.

      9.    Option Exercise Price and Consideration.

            (a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, but shall in no event be less than 100% of Fair Market Value.

            (b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.

            (c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist entirely of:

                  (i)   cash;

                  (ii)  check;

                  (iii) promissory note;

                  (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

                  (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

                  (vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement (after the payment of any applicable tax withholding);

                  (vii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or

                  (viii) any combination of the foregoing methods of payment.

      10.   Exercise of Option.

            (a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. An Option may not be exercised for a fraction of a Share.

            An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

            Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

            (b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option, but only within such period of time as is specified in the Option Agreement, and only to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

            (c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement, to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

            (d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option

Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

            (e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

      11. Non-Transferability of Options. Unless determined otherwise by the Administrator, an Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option transferable, such Option shall contain such additional terms and conditions as the Administrator deems appropriate.

      12.   Adjustments Upon Changes in Capitalization or Change of Control.

            (a) In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation or reorganization in which the Company is the surviving corporation or of a recapitalization, stock split, combination of shares, reclassification, reincorporation, stock dividend (in excess of 2%), or other change in the corporate structure of the Company, appropriate adjustments shall be made by the Board of Directors in the aggregate number and kind of shares subject to this Plan, and the number and kind of shares and the price per share subject to outstanding Options in order to preserve, but not to increase, the benefits to persons then holding Options.

            (b) In the event that a Change of Control (as defined below) occurs, the vesting of all Options shall be accelerated immediately prior thereto and Optionees holding such Options shall have the right to exercise their Options in respect to any or all of the Shares then subject thereto. To the extent possible, the Administrator shall cause written notice of the Change of Control to be given to the persons holding Options not less than ten (10) days prior to the anticipated effective date of the Change of Control. In the event of a Change of Control, the Administrator may take such other action as is equitable and fair.

            (c) For the purposes of this Agreement, the term "Change of Control" shall mean the occurrence of any of the following:

                  (i) Any "person," as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, a Company subsidiary, or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (or a successor to the Company) representing fifty percent (50%) or more of the combined voting power of the then outstanding securities of the Company or such successor; or

                  (ii) At least a majority of the directors of the Company constitute persons who were not at the time of their first election to the Board, candidates proposed by a majority of the Board of Directors in office prior to the time of such first election; or

                  (iii) A merger or consolidation in which the Company is not the surviving entity, except for a transaction, the principal purpose of which is to change the state in which the Company is incorporated; or

                  (iv) A sale, transfer or other disposition of assets involving fifty percent (50%) or more in value of the assets of the Company; or

                  (v) The dissolution of the Company, or liquidation of more than fifty percent (50%) in value of the Company; or

                  (vi) Any reverse merger in which the Company is a surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such reverse merger.

      13. Date of Grant. The date of grant of an Option shall be, for all purposes, the date on which the Administrator makes the determination granting such Option, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

      14.   Amendment and Termination of the Plan.

            (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

            (b) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to options granted under the Plan prior to the date of such termination.

      15.   Conditions Upon Issuance of Shares.

            (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

            (b) Investment Representations. As a condition to the exercise of an Option the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

      16. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

      17. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                          PLATINUM SOFTWARE CORPORATION

            The undersigned hereby appoints L. George Klaus and Norman R. Farquhar proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Platinum Software Corporation standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held April 29, 1999 or any adjournment thereof.

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)



                            * FOLD AND DETACH HERE *

                                                                                     Please Mark
                                                                                     Your vote as        [X]
                                                                                     indicated in
                                                                                     this sample


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3, 4 AND 5.

Item 1- ELECTION OF DIRECTORS - L. George Klaus   Donald R. Dixon                         For       Withhold for All
Stuart W. Clifton   Arthur J. Marks   L. John Doerr                                       [ ]              [ ]

WITHHELD FOR: (Write that nominee's name in the space provided below.)

_____________________________________________________

                                                                                          For            Against           Abstain
Item 2- NAME CHANGE - Amendment of Certificate of Incorporation to change the             [ ]              [ ]               [ ]
Company's name to Epicor Software Corporation.

                                                                                          For            Against           Abstain
Item 3 - APPROVAL OF NONQUALIFIED STOCK OPTION PLAN - Approval of the Company's           [ ]              [ ]               [ ]
1999 Nonstatutory Stock Option Plan which provides for the grant of nonqualified stock options with respect to 2,000,000 shares of common stock to officers, directors, employees and consultants of the Company.

                                                                                          For            Against           Abstain
Item 4 - AMENDMENT TO EMPLOYEE STOCK PURCHASE PLAN - Approval of an amendment to          [ ]              [ ]               [ ]
the Company's Employee Stock Purchase Plan increasing the number of shares of common stock reserved for issuance by 550,000 shares of common stock.

                                                                                          For            Against           Abstain
Item 5- APPOINTMENT OF ERNST & YOUNG, L.L.P. AS INDEPENDENT ACCOUNTANTS.                  [ ]              [ ]               [ ]



      Signature(s)                                                                    Date
                  ---------------------------------------------------------                  -----------

      Note: Please sign as name appears hereon. Joint owners should each sign.
      When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.